Exhibit 99.2

EFI REACHES AGREEMENT TO SELL REAL ESTATE ASSETS

Foster City, Calif. – October 23, 2008 – EFI (NASDAQ:EFII), the world leader in customer-focused digital printing innovation, announced today that it has reached an agreement to sell a portion of its Foster City, California campus for $137.5 million to Gilead Sciences, Inc. (“Gilead”). The transaction is expected to close in January 2009, subject to various closing conditions.

On May 29, 2008, EFI announced it had hired Jones Lang LaSalle to explore opportunities related to its Foster City, California campus, consisting of two buildings and approximately 35 acres of land. Under the agreement with Gilead, EFI will retain ownership of the approximately 295,000 square foot building it currently occupies along with the related land. EFI will sell the second, approximately 163,000 square foot building, as well as approximately 30 acres. Subject to the close of the transaction, EFI will lease a portion of 301 Velocity Way from Gilead to assist with the transition and relocation of its employees and labs, from the date of closing through April 15, 2009.

EFI currently expects to use a substantial portion of the after tax proceeds from the sale to fund a share repurchase program subsequent to the close of the transaction.

“Earlier this year we committed to explore opportunities to monetize our unused real estate and use the capital to enhance shareholder value,” said Guy Gecht, Chief Executive Officer of EFI. “We are very pleased to make progress on this commitment and remain very focused on restoring shareholder value.”

“The Bay Area has long served as a center of excellence for the biotechnology and biopharmaceutical industry, and we remain committed to maintaining our presence in Foster City,” said John F. Milligan, PhD, President and Chief Operating Officer for Gilead. “We believe this is an efficient means for expanding our Foster City campus to create flexibility and to accommodate planned long-term growth, as we seek to develop and deliver to patients more novel therapies that address significant unmet medical needs.”

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements in this press release include: “The transaction is expected to close in January 2009, subject to various closing conditions”; “…EFI will retain ownership of the approximately 295,000 square foot building it currently occupies along with the related land. EFI will sell the second, approximately 163,000 square foot building, as well as approximately 30 undeveloped acres”; “Subject to the close of the transaction, EFI will lease a portion of 301 Velocity Way from Gilead to assist with the transition and relocation of its employees and labs, from the date of closing through April 15, 2009”; “EFI currently expects to use a substantial portion of the after tax proceeds from the sale to fund a share repurchase program subsequent to the close of the transaction.”

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results, which include, but are not necessarily limited to, the following: (1) a risk that all or substantially all of the closing conditions to the sale of a portion of the Company’s Foster City, California campus to Gilead may not be satisfied, or otherwise waived, and that the sale does not close when expected or at all; (2) a risk that Gilead may exercise its discretionary right to terminate the agreement to buy the property on or prior to December 12, 2008; (3) a risk that the purchase price under the sale agreement with Gilead may be reduced or otherwise changed; (4) any change in the Company’s current plans for use of the anticipated proceeds from the sale of real estate to Gilead in light of circumstances then existing; (5) a risk that the Board of Directors of EFI does not approve a share repurchase program subsequent to closing of the sale of real estate to Gilead; (6) management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; (7) unexpected declines in revenues or increases in expenses; (8) any additional costs and expenses related to the investigation into the Company’s past stock option grants and stock option grant practices; (9) current world-wide financial, economic and political difficulties and downturns, including the ongoing contraction in credit, and adverse variations in foreign exchange rates, that could affect demand for our products, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; (10) a significant decline or delay in demand for our products by any of our important OEM partners; (11) the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; (12) variations in growth rates or declines in the printing and imaging markets across various geographic regions; (13) changes in historic customer order patterns, including changes in customer and channel inventory levels; (14) changes in the mix of products sold leading to variations in operating results; (15) the uncertainty of market acceptance of new product introductions; (16) delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; (17) competition and/or market factors, which may adversely affect margins; (18) competition in each of our businesses, including competition from products internally developed by EFI’s customers; (19) excess or obsolete inventory and variations in inventory valuation; (20) intense competition in the industrial and commercial digital inkjet market; (21) the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; (22) the challenges of obtaining timely, efficient and quality product manufacturing; (23) litigation involving intellectual property rights or other related matters; (24) our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; (25) the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; (26) the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; (27) differences between the financial results as filed with the SEC and the preliminary results included in our earnings press releases due to the complexity in accounting rules; and (28) any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About EFI

EFI (www.efi.com) is the world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions.

About Gilead Sciences

Gilead Sciences (NASDAQ: GILD) is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.